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Exhibit 10  (xl)

                                    AGREEMENT

      AGREEMENT dated November 23, 1998 among SCOTT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the stockholders that have executed this Agreement below (individually a "Stockholder," and collectively the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, as of September 23, 1998, the Stockholders were the beneficial owners of shares of the Company's Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $.10 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Old Common Stock"), as set forth on Exhibit A attached hereto; and

      WHEREAS, the Board of Directors of the Company (the "Board") has approved, subject to stockholder approval, an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation (the "Charter") to eliminate the dual class structure, and to provide instead for a single, new class of common stock to be designated as "Common Stock," par value $.10 per share (the "New Common Stock"); and

      WHEREAS, the Board has approved, subject to stockholder approval, Charter amendments to eliminate the dual class structure and revise Section (c) of Article Sixth of the Charter to eliminate the "Substantial Stockholder Provision," which imposes certain voting limitations upon any stockholder who beneficially owns more than 20% of the outstanding voting shares of any class of the Company's stock; and

      WHEREAS, the Board has approved, subject to stockholder approval of the Charter amendments mentioned above, the terms of a stockholder rights agreement (the "Rights Agreement") which has the effect of excluding certain shares owned by the Stockholders (the "Exclusion") on the condition that the Stockholders enter into, and abide by the terms of, this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and each of the Stockholders agree as follows:

      1. DEFINITIONS. All terms used and not defined herein shall have the definitions provided under the federal securities laws and the rules promulgated thereunder.

      2. COMPANY SECURITIES. Each of the Stockholders represents and agrees that Exhibit A attached hereto accurately and completely sets forth as of September 23, 1998 the number of shares of Class A Common Stock and/or Class B Common Stock owned beneficially by any such Stockholder. No Stockholder owns beneficially any securities of the Company other than those set forth on Exhibit A for such Stockholder.


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      3. RESTRICTIONS ON CERTAIN ACTIONS. None of the Stockholders, without the prior written consent of the Board, shall:

            (a) solicit or permit any person over whom or which such Stockholder has control (a "Controlled Person") to solicit, or encourage or assist any Associate, partner or Affiliate of such Stockholder to solicit, proxies with respect to any shares of New Common Stock or other securities of the Company entitled to vote generally for the election of directors or otherwise ("Voting Securities") or become a "participant," or permit any Controlled Person, or encourage or assist any Associate, partner or Affiliate of such Stockholder to become a "participant," in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Act) relating to the election or removal of directors of the Company;

            (b) deposit, or permit any Controlled Person or encourage or assist any associate, partner or affiliate of such Stockholder to deposit, any Voting Securities in a voting trust or similar arrangement, or subject, or permit any Controlled Person or encourage or assist any associate, partner or affiliate of such Stockholder to subject, any Voting Securities to a voting or similar agreement;

            (c) take any action alone or in concert with any other person to acquire or affect the control of the Company or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Company; and

            (d) for so long as the Stockholder has a designee on the Board, sell or purchase any securities of the Company without fully complying with the Company's insider trading policies and procedures.

      A Controlling Person, a Stockholder, and a Stockholder's designee on the Board, shall not be precluded by this Section 3 from acting in such person's capacity as a Board member.

      4. COMPANY COVENANT. The Company covenants that, for so long as this Agreement is in effect and the Stockholders abide by its terms, the Company will not amend the Rights Agreement to alter or delete the Exclusion and will include the Exclusion in each five-year renewal of the Rights Agreement, unless otherwise approved by the Stockholders..

      5. SPECIFIC ENFORCEMENT. Each of the Stockholders acknowledges and agrees that the Company would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by any of the Stockholders in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to seek an injunction or injunctions to prevent breaches of such provisions and to specifically enforce such provisions in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the Company may be entitled, at law or in equity. Each of the Stockholders consents to personal jurisdiction in any such action brought within the States of Ohio or Delaware in a United States District Court or in any state court having subject matter jurisdiction, and to service of process upon it in the manner set forth in paragraph 8(f) hereof.


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      6. AUTHORITY. Each party to this Agreement represents that (i) it has the authority, and has taken all action necessary, to execute and deliver this Agreement and carry out its obligations set forth herein, and (ii) this Agreement has been duly executed and delivered by it, and assuming due authorization, execution and delivery by the other parties, constitutes a valid and binding obligation of such party.

      7. EFFECTIVENESS. This Agreement shall become effective upon the Effective Date (as defined in the Rights Agreement) of the Rights Agreement and shall remain in effect for such time as the Stockholders own beneficially more than five percent of the Company's Voting Securities.

      8. MISCELLANEOUS.

            (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

            (b) EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

            (c) SUCCESSORS AND ASSIGNS. No party shall assign his or its rights hereunder, without the prior written consent of all parties hereto. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

            (d) SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement without limitation as to time.

            (e) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if given) by delivery, by cable, facsimile transmission, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at their addresses set forth below on the signature pages hereof or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.


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            (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflict of laws thereof.

            (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

      Addresses:                               Parties:
      ----------                               --------

Scott Technologies, Inc.              SCOTT TECHNOLOGIES, INC.
5875 Landerbrook Drive, Suite 250
Mayfield Heights, Ohio 44124
                                      By: /s/ Debra L. Kackley
                                      Name:  Debra L. Kackley
                                      Title: Vice President, General Counsel
                                             and Secretary


Reich & Tang Asset Management         REICH & TANG ASSET MANAGEMENT,
600 Fifth Avenue                      L.P.
New York, New York 10020
                                      By: /s/ Richard E. Smith, III
                                      Name:  Richard E. Smith, III
                                      Title: President & CEO
                                             Reich & Tang Asset Management, L.P.


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                                    EXHIBIT A

BENEFICIAL OWNERSHIP OF OLD COMMON STOCK AS OF SEPTEMBER 23, 1998

NAME                           CLASS A COMMON STOCK         CLASS B COMMON STOCK
----                           --------------------         --------------------

Reich & Tang Asset
   Management, L.P.                  2,374,400                    80,000


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